UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2011

DESERT GATEWAY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53293	26-2383102
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

501 South Johnstone, Suite 501, Bartlesville OK 74003

(Address of Principal Executive Offices)

_______________

(918) 336-1773

(Registrant’s telephone number, including area code)

_______________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 4.01

Changes in Registrant’s Certifying Accountant

On October 18, 2012, Desert Gateway, Inc. (the “Company”) received the resignation of its certifying accountant, Michael F. Cronin, CPA.  Pursuant to SEC and PCAOB independence rules require auditors to maintain independence at all times during the period of professional engagement. Imbedded in those rules are certain time limitations that apply to lead and concurring reviewer partners (the partner rotation rules).  The rules state:

“Except as provided in paragraph (c) (6)(ii) of this section, an accountant is not independent of an audit client when

•

Any audit partner as defined in paragraph (f)(7)(ii) of this section performs:

o

The services of a lead partner, as defined in paragraph (f)(7)(ii)(A) of this section, or concurring partner, as defined in paragraph (f)(7)(ii)(B) of this section, for more than five consecutive years; or……….”

For purposes of the rule, the professional engagement period begins when the registered public accounting firm either signs an initial engagement letter (or other agreement to review or audit a client's financial statements) or begins audit, review, or attest procedures, whichever is earlier; and the professional engagement period ends when the audit client or the registered public accounting firm notifies the Commission that the client is no longer that firm's audit client.

Mr. Cronin has been lead partner on the audit for five consecutive years. A continuance of the current arrangements would be in violation of the independence rules and cause his independence to be impaired.  As a sole practitioner, there is no other partner that can be rotated in and take the lead position. Accordingly, Mr. Cronin must resign.

Except as noted in the paragraph immediately below, the reports of Mr. Cronin on the Company’s financial statements for the years ended February 29, 2012 and February 28, 2011 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of Mr. Cronin on the Company’s financial statements as of and for the years ended February 29, 2012 and February 28, 2011 contained explanatory paragraphs which noted that there was substantial doubt as to the Company’s ability to continue as a going concern as the Company had no current income or source of cash.

During the years ended February 29, 2012 and February 28, 2011 and through October 26, 2012, the Company has not had any disagreements with Mr. Cronin on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Mr. Cronin’s satisfaction, would have caused him to make reference thereto in his reports on the Company’s financial statements for such periods.

During the years ended February 29, 2012 and February 28, 2011 and through October 26, 2012, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Mr. Cronin with a copy of this disclosure set forth under this Item 4.01 and was requested to furnish a letter addressed to the Securities and Exchange Commission stating whether or not he agrees with the above statements.

A copy of the letter from Mr. Cronin is attached hereto as Exhibit 16.1.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESERT GATEWAY, INC.

Date:	/s/ Robert Wilson
Robert Wilson, CEO and CFO

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